Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

On June 27, 2013, IXYS Corporation, or IXYS, completed the acquisition of certain assets (the “MCU Business”) pursuant to the Asset Purchase Agreement dated May 25, 2013 by among IXYS, IXYS Intl. Limited and Samsung Electronics Co. Ltd (“Samsung”).

For the purpose of the unaudited pro forma condensed combined consolidated statements of operations, the acquisition was assumed to have occurred as of April 1, 2012. IXYS has reflected the effect of the acquisition of the MCU Business in the unaudited condensed consolidated balance sheet as of June 30, 2013 included in its Form 10-Q. As a result of filing the original Form 8-K on July 2, 2013, IXYS is not required to include a pro forma balance sheet. The unaudited pro forma condensed combined statements of operations for the twelve months ended March 31, 2013 combines the historical operating results of IXYS for the year ended March 31, 2013 and of the MCU Business the year ended December 31, 2012. The unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2013 combines the historical operating results of IXYS for the quarter ended June 30, 2013 and of the MCU Business the quarter ended March 31, 2013.

The acquisition of the MCU Business has been accounted for in accordance with the authoritative guidance on business combinations. The total purchase consideration has been allocated on a preliminary basis to the tangible and intangible assets acquired based on their relative fair values. No liabilities were assumed under generally accepted accounting principles. The excess of the purchase consideration over the tangible and identifiable intangible assets is recorded as goodwill. The purchase price allocation is preliminary. IXYS is in the process of obtaining additional information and reviewing fair value calculations and assumptions prior to finalizing the purchase price allocation. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined consolidated financial information is for informational purposes only and does not purport to represent what the Company’s actual results would have been if the acquisition had been completed as of the date indicated above, or that may be achieved in the future. The unaudited pro forma condensed combined consolidated statements of operations do not include the effects of any cost savings from operating efficiencies or synergies that may result from the acquisition. The historical financial information of the MCU Business presented only includes the direct revenues and expenses related to the MCU Business’ activities. IXYS intends to integrate the MCU Business into IXYS’ existing corporate infrastructure. As such, the pro forma statements of operations are not indicative of operations going forward as the financial information for the MCU Business excludes various operating expenses.

The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, should be read in conjunction with (i) the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended March 31, 2013, (ii) the interim unaudited condensed consolidated financial statements as of and for the three months ended June 30, 2013, (iii) the audited statements of net assets acquired of the MCU Business as of December 31, 2012 and 2011 and the audited statements of net revenues and direct operating expenses for the three years ended December 31, 2012 and (iv) the unaudited statement of net assets acquired of the MCU Business as of March 31, 2013 and the unaudited statements of net revenues and direct operating expenses for the three months ended March 31, 2013 and 2012.

IXYS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2013(1)

(In thousands, except per share data)

	Historical
	IXYS	MCU Business(2)	Proforma Adjustments	Reference		Proforma Combined (3)
	Twelve Months Ended March 31, 2013	Twelve Months Ended December 31, 2012

Net revenues	$280,014	$89,071	$—			$369,085
Cost of goods sold	195,134	59,327	—			254,461

Gross profit	84,880	29,744	—			114,624

Operating expenses:
Research, development and engineering	28,022	4,028	—			32,050
Selling, general and administrative	39,287	2,722	—			42,009
Amortization of intangible assets	2,244		18,206	( a	)	20,450

Total operating expenses	69,553	6,750	18,206			94,509

Operating income	15,327	22,994	(18,206)			20,115
Other income (expense):
Interest income	334		—			334
Interest expense	(938)		(1,119)	( b	)	(2,057)
Other income (expense), net	(41)		—			(41)

Income (loss) before income tax	14,682	22,994	(19,325)			18,351
Provision for income tax	(7,034)		(334)	( c	)	(7,368)

Net income	$7,648	$22,994	$(19,659)			$10,983

Net income per share:
Basic	$0.25					$0.35

Diluted	$0.24					$0.35

Cash dividends per share	$0.06					$0.06

Weighted average shares used in per share calculation:
Basic	31,025					31,025

Diluted	31,695					31,695

See Notes to Unaudited Pro forma Condensed Combined Financial Statements.

(1)	Assumes acquisition date of April 1, 2012.
(2)	As fiscal years differ by less than 93 days, SEC Rule 11-02 permits combination without recasting of periods.
(3)	Not indicative of operating results going forward, as it necessarily excludes various operating expenses of the MCU Business such as corporate overhead, human resources, legal services and settlements, compliance, finance, tax and treasury functions that are managed by the Company.

IXYS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 2013(1)

(In thousands, except per share data)

	Historical
	IXYS	MCU Business(2)	Proforma Adjustments	Reference		Proforma Combined(3)
	Three Months Ended June 30, 2013	Three Months Ended March 31, 2013
Net revenues	$71,186	$23,898	$—			$95,084
Cost of goods sold	50,049	16,881	—			66,930

Gross profit	21,137	7,017	—			28,154

Operating expenses:
Research, development and engineering	7,687	2,403	—			10,090
Selling, general and administrative	10,043	956	(201)	( d	)	10,798
Amortization of intangible assets	246		2,625	( e	)	2,871

Total operating expenses	17,976	3,359	2,424			23,759

Operating income	3,161	3,658	(2,424)			4,395
Other income (expense):
Interest income	39		—			39
Interest expense	(212)		(280)	( f	)	(492)
Other income (expense), net	(83)		—			(83)

Income (loss) before income tax	2,905	3,658	(2,704)			3,859
Provision for income tax	(926)		(90)	( g	)	(1,016)

Net income	$1,979	$3,658	$(2,794)			$2,843

Net income per share:
Basic	$0.06					$0.09

Diluted	$0.06					$0.09

Cash dividends per share	$0.03					$0.03

Weighted average shares used in per share calculation:
Basic	30,948					30,948

Diluted	31,635					31,635

See Notes to Unaudited Pro forma Condensed Combined Financial Statements.

(1)	Assumes acquisition date of April 1, 2012.
(2)	As fiscal periods differ by less than 93 days, SEC Rule 11-02 permits combination without recasting of periods.
(3)	Not indicative of operating results going forward, as it necessarily excludes various operating expenses of the MCU Business such as corporate overhead, human resources, legal services and settlements, compliance, finance, tax and treasury functions that are managed by the Company.

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On June 27, 2013, IXYS Corporation, or IXYS, completed the acquisition of certain assets (the “MCU Business”) pursuant to the Asset Purchase Agreement dated May 25, 2013 by among IXYS, IXYS Intl. Limited and Samsung Electronics Co. Ltd (“Samsung”).

The unaudited pro forma condensed combined consolidated statements of operations have been presented for the year ended March 31, 2013. These are based on historical statements of IXYS and the MCU Business after giving effect to the acquisition adjustments. The unaudited pro forma condensed combined consolidated statements of operations are presented as if the acquisition had occurred on April 1, 2012.

2. Purchase Price Allocation

The aggregate purchase price for the acquired assets is $50.0 million. The closing payment was $20.0 million and IXYS is obligated to pay $30.0 million in two installment payments of $15.0 million each. The first installment is due on June 27, 2014 and the second installment is due on December 31, 2014. The installments bear simple interest at a variable annual rate equal to six-month LIBOR plus a 3 percentage point margin.

The allocation of the purchase price presented in these financial statements is based on the estimated fair values of the assets acquired. No liabilities were assumed in this acquisition. The purchase price allocation is preliminary and may change upon the completion of our evaluation of the fair values of the acquired assets. The final allocation of the purchase price will be based upon the fair values of the acquired assets as on the date of completing the acquisition. The impact of such changes could be material.

The preliminary allocation of the purchase price based on estimated fair values (in thousands):

Inventories	$1,150
Property, plant and equipment	36
Identifiable intangible assets:
Developed intellectual property	14,256
Customer relationships	14,703
In process intellectual property	13,090
Contract backlog	5,250
Noncompetition agreement	1,350
Goodwill	165

Total purchase price	$50,000

Intangible Assets

The fair value of intangible assets is comprised of the following (in thousands):

Identifiable intangible assets	Preliminary fair value	First year amortization	Amortization for the three months ended June 30, 2013	Amortization method	Estimated useful life
Developed intellectual property	$14,256	$2,851	$713	Straight line	60 months
Customer relationships	14,703	7,352	1,224	Accelerated	36 months
In process intellectual property (1)	13,090	2,618	654	Straight line	60 months
Contract backlog	5,250	5,250	—	Straight line	12 months
Noncompetition agreement	1,350	135	34	Straight line	120 months

Total	$48,649	$18,206	$2,625

(1)	For the purpose of pro forma calculations, it is assumed that in process intellectual property will be amortized from April, 1, 2012.

The valuation of the acquired intangibles is classified as a level 3 measurement under authoritative guidance on fair value measurements, because the valuation was based on significant unobservable inputs and involved management judgment and assumptions about market participants and pricing. The following was considered in determining the fair value of the assets:

i.	Stage of development – Each asset was fully developed or was expected to develop and included in products on sale to commercial customers, and

ii.	Anticipated future use – IXYS and any likely marketplace participant would continue to produce the product related to each technology asset in a manner similar to that assumed by IXYS.

These assets were valued using the Income approach and the Royalty savings approach consistent with the guidance in the AICPA Practice Aid titled “Assets Acquired in a Business Combination to Be Used in Research and Development Activities” as well as authoritative accounting guidance. The analysis considers the following major factors:

Forecast – A business forecast was prepared for each technology asset and product line reflecting current and anticipated future sales, cost of goods sold and operating expenses over the expected; remaining life of the asset, including the anticipated technological obsolesce of the asset.

Operating Income – An expected operating income was computed, specific to each asset, using the associated business forecast.

Capital Charges – Capital charges based on significant tangible and intangible assets needed to realize the operating income forecast were computed. For each contributory asset, the fair value of the asset was compared to its required, risk-adjusted return. Cumulative returns were allocated to individual technologies based on revenue and deducted from the operating income to arrive at an incremental income forecast, reflecting the contribution of the technology to the overall operating income.

Risk Adjusted Discount Rate – Each incremental operating income forecast was discounted to present value using a risk adjusted discount rate specific to the assets, its business forecast and the market it addresses. The rates used were compared to the overall implied rate for the transaction (based on the overall forecast and the consideration paid) and to the weighted average rate of all the assets, including the assets to which charges were recognized. Assets for which capital charge were developed and used, included: fixed assets, working capital, and customer relationships. The discount rate used was 17%.

Present Value of Incremental Operating Income – The present value of the incremental operating income was determined using the risk-adjusted discount rate.

Section 197 Tax Benefit – A benefit was recognized for the tax deductibility of the amount invested in intangible assets per the AICPA Practice Aid. This benefit was added to the present value of incremental operating income to determine the final conclusion of fair value.

3. The unaudited pro forma condensed combined consolidated statements of operations give effect to the following adjustments:

( a )	To record the amortization of newly acquired intangible assets for the twelve months ended March 31, 2013.

( b )	To record the interest expense on the deferred payments of the purchase consideration for the twelve months ended March 31, 2013.

( c )	To record the effect of income taxes on the combined net profit for the twelve months ended March 31, 2013.

( d )	To record the effect of eliminating acquisition related expenses for the quarter ended June 30, 2013.

( e )	To record the amortization of newly acquired intangible assets for the quarter ended June 30, 2013.

( f )	To record the interest expense on the deferred payments of the purchase consideration for the quarter ended June 30, 2013.

( g )	To record the effect of income taxes on the combined net profit for the quarter ended June 30, 2013.